Exhibit 99.1

Contact:	Thomas S. Elley
205-582-1200

FIRST US BANCSHARES, INC. TO ACQUIRE THE PEOPLES BANK

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BIRMINGHAM, AL and ROSE HILL, VA (April 17, 2018) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”) announced today that it has entered into a definitive agreement to acquire The Peoples Bank, headquartered in Rose Hill, Virginia. Under the terms of the agreement, the Company will acquire all of the outstanding capital stock of The Peoples Bank and then merge The Peoples Bank with and into its wholly owned subsidiary, First US Bank (the “Bank”). The transaction is expected to result in a combined institution approaching $800 million in assets.

“This transaction is an important component of our strategic plan to expand into other markets in the Southeast in order to grow and diversify our business and customer base,” said James F. House, President and Chief Executive Officer of the Company and the Bank. “We have known the team at The Peoples Bank for some time, and we recognize the value that they bring to their customers, who appreciate the benefits of working closely with talented bankers who understand their markets and have the authority to make decisions.”

“Joining the First US Bank team will allow us to continue as the bank of choice in our markets by further enhancing our ability to serve the banking needs of our customers,” said Tracy E. Thompson, Chairman and Chief Executive Officer of The Peoples Bank. “Our entire team at The Peoples Bank shares with First US Bank a commitment to community banking and exceptional customer service. I personally look forward to being involved in the continued success of this growing banking enterprise.”

The boards of directors of the Company, the Bank and The Peoples Bank have approved the transaction. The transaction is expected to close in the third quarter of 2018, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals.

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama through First US Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.firstusbank.com. More information about the Company and the Bank may be obtained at www.firstusbank.com. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

About The Peoples Bank

The Peoples Bank, founded in 1920, has a long history of supporting the communities that it serves by providing a wide range of financial products and offering the highest quality customer service. The Peoples Bank operates two full-service banking offices in Virginia (in Rose Hill and Ewing) and two full-service banking offices in Tennessee (in Knoxville and Powell). For additional information about The Peoples Bank, visit www.thepeoplesbanknow.com.

First US Bancshares, Inc. to Acquire The Peoples Bank

April 17, 2018

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Specifically, these risks and uncertainties include the possibility that regulatory and other approvals and conditions to the proposed transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transactions may be required in order to obtain or satisfy such approvals or conditions; delays in closing the transaction; difficulties, delays and unanticipated costs in integrating the organizations’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the organizations, including possible loss of customers; diversion of management time to address transaction-related issues; changes in asset quality and credit risk as a result of the transaction; and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent filings with the SEC. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements made by the Company in this press release, or elsewhere, speak only as of the date on which the statements were made. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law.